UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015 (August 13, 2015)

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 CHALLENGER RD, SUITE 340 RIDGEFIELD PARK, NEW JERSEY	07660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 935-3232

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of CCA Industries, Inc. held on August 13, 2015, the following directors were elected by the Common Stock shareholders:

Josephine Belli, 1,624,014 votes for, 592,687 votes withheld
Stephen A. Heit, 1,611,624 votes for, 605,077 votes withheld
Richard Kornhauser, 1,615,932 votes for, 600,769 votes withheld

The following directors were elected by the Common Stock Class A shareholders:

Lance Funston, 967,702 votes for, 0 votes withheld
Christopher Hogg, 967,702 votes for, 0 votes withheld
Stanley Kreitman, 967,702 votes for, 0 votes withheld
Robert Lage, 967,702 votes for, 0 votes withheld

Proposal number two for the advisory vote on executive compensation was approved with 1,590,437 votes for, 582,583 votes against and 43,680 votes abstained.

Proposal number three for the approval of the 2015 CCA Industries, Inc. Incentive Plan was approved with 1,522,840 votes for, 645,684 votes against and 48,176 votes abstained.

Proposal number four for the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for fiscal year ended November 30, 2015 was ratified, 5,175,541 votes for, 145,451 votes against and 74,598 votes abstained.

No other business was brought before the meeting for a vote by the shareholders.

Item 8.01 Other Events

The Company issued a press release on August 18, 2015, announcing the voting results for the shareholders annual meeting that took place on August 13, 2015. The Company also announced that Lance T. Funston was elected Chairman of the Board at the board of directors meeting held on the same date.

Item 9.01 Exhibits

The following exhibits are annexed hereto:

99.1 Press release issued August 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     August 18, 2015

CCA Industries, Inc.
Registrant

By:         /s/ Stephen A. Heit x
Stephen A. Heit
Executive Vice President &
Chief Financial Officer